CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Verona Pharma plc of our report dated February 27, 2018, relating to the financial statements, which appears in Verona Pharma plc's Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
May 22, 2018